(..continued)

                                   REGULATIONS

                                       OF

                         Cinergy Wholesale Energy, Inc.

                                November 27, 2000

                                TABLE OF CONTENTS

                                    ARTICLE I
                                     Offices

Section 1.1. Offices.                                                        1

                                   ARTICLE II
                             Stockholders' Meetings

Section 2.1. Annual Meeting.                                                 1
Section 2.2. Notice of Annual Meeting.                                       1
Section 2.3. Special Meetings.                                               1
Section 2.4. Notice of Special Meeting.                                      1
Section 2.5. Waiver of Notice.                                               1
Section 2.6. Quorum.                                                         2
Section 2.7. Voting.                                                         2
Section 2.8. Written Consent of Stockholders in Lieu of Meeting.             2

                                   ARTICLE III
                                    Directors

Section 3.1. Duties and Powers.                                              3
Section 3.2. Number and Election of Directors.                               3
Section 3.3. Vacancies.                                                      3
Section 3.4. Meetings.                                                       3
Section 3.5. Quorum.                                                         3
Section 3.6. Actions of Board.                                               3
Section 3.7. Meetings by Means of Conference Telephone.                      4
Section 3.8. Committees.                                                     4
Section 3.9. Compensation                                                    4
Section 3.10. Contracts and Transactions Involving Directors                 4

                                   ARTICLE IV
                                    Officers

Section 4.1. Officers.                                                       5
Section 4.2. Appointment, Terms, and Vacancies.                              5
Section 4.3. Chairman of the Board.                                          5
Section 4.4. Chief Executive Officer                                         5
Section 4.5. President.                                                      6
Section 4.6. Vice Presidents.                                                6
Section 4.7(a). Secretary.                                                   6
Section 4.7(b). Assistant Secretaries.                                       6
Section 4.8. Treasurer.                                                      6
Section 4.9. Comptroller.                                                    7
Section 4.10. Other Officers.                                                7

                                    ARTICLE V
                                  Capital Stock

Section 5.1. Form and Execution of Certificates.                             7
Section 5.2. Signatures.                                                     7
Section 5.3. Lost Certificates.                                              7
Section 5.4. Transfers.                                                      8
Section 5.5. Record Date.                                                    8
Section 5.6. Beneficial Ownership Rights.                                    8

                                   ARTICLE VI
                                     Notices

Section 6.1. Notices.                                                        8
Section 6.2. Waivers of Notice.                                              9

                                   ARTICLE VII
                               General Provisions

Section 7.1. Dividends.                                                      9
Section 7.2. Disbursements.                                                  9
Section 7.3. Voting Securities Owned by the Corporation.                     9
Section 7.4. Fiscal Year.                                                    9
Section 7.5. Corporate Seal.                                                 9

                                  ARTICLE VIII
                                 Indemnification

Section 8.1. Power to Indemnify in Actions, Suits or Proceedings
             Other than Those By or in the Right of the Corporation.        10
Section 8.2. Power to Indemnify in Actions, Suits or Proceedings
             By or in the Right of the Corporation.                         10
Section 8.3. Authorization of Indemnification.                              10
Section 8.4. Good Faith Defined.                                            11
Section 8.5. Indemnification by a Court.                                    11
Section 8.6. Expenses Payable in Advance.                                   12
Section 8.7. Nonexclusivity of Indemnification and Advancement of Expenses. 12
Section 8.8. Insurance.                                                     12
Section 8.9. Certain Definitions.                                           12
Section 8.10. Survival of Indemnification and Advancement of Expenses.      13
Section 8.11. Limitation on Indemnification.                                13
Section 8.12. Indemnification of Employees and Agents.                      13

                                   ARTICLE IX
                                   Amendments

Section 9.1. Amendments.                                                    13

                                    ARTICLE X
                                Emergency By-Laws

Section 10.1. Emergency By-Laws.                                            13

                                   Regulations

                                       of

                         Cinergy Wholesale Energy, Inc.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     Offices

          Section  1.1.  Offices.  To the extent not  otherwise  provided in the
     Certificate of Incorporation, the principal office of the Corporation shall be at 139 East Fourth Street,  Cincinnati,  Ohio 45202. The Corporation may
     have such other  offices at such other places as the Board of Directors may from time to time  determine,  or as the  business of the  Corporation  may require.

                                   ARTICLE II

                             Stockholders' Meetings

          Section 2.1.  Annual Meeting.  The annual meeting of the  stockholders may be held at such  place,  time,  and  date  designated  by the  Board of
     Directors for the election of directors,  the  consideration of the reports to be laid before the meeting,  and the  transaction of such other business as may be brought before the meeting.

          Section 2.2.  Notice of Annual  Meeting.  Notice of the annual meeting shall be given in writing to each stockholder  entitled to vote thereat, at such address as appears on the records of the Corporation at least ten (10)
     days and not more than forty-five (45) days prior to the meeting.

          Section 2.3.  Special  Meetings.  Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive
     Officer, or the President,  or by a majority of the members of the Board of
     Directors  acting with or without a meeting,  or by the persons who hold in the aggregate the express percentage, as provided by statute, of all shares outstanding and entitled to vote thereat,  upon notice in writing,  stating the time,  place and purpose of the  meeting.  Business  transacted  at all special meetings shall be confined to the objects stated in the call.

          Section 2.4. Notice of Special  Meeting.  Notice of a special meeting, in writing,  stating the time, place and purpose thereof, shall be given to each  stockholder  entitled to vote thereat,  at least twenty (20) days and not more than forty-five (45) days prior to the meeting.

          Section 2.5. Waiver of Notice.  Notice of the time,  place and purpose of any meeting of stockholders may be waived by the written assent of every stockholder  entitled to notice,  filed with or entered upon the records of the meeting, either before or after the holding thereof.

          Section 2.6. Quorum.  The holders of shares entitling them to exercise a majority of the voting power,  or, if the vote is to be taken by classes, the holders of shares of each class  entitling  them to exercise a majority of the  voting  power of that  class,  present in person or by proxy at any meeting of the stockholders,  unless otherwise specified by statute,  shall constitute a quorum.

               If, however,  at any meeting of the stockholders,  a quorum shall fail to attend in person or by proxy,  a majority  in  interest of the stockholders  attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice  (unless the meeting has been  adjourned for over thirty days), other than by announcement at the meeting at which such adjournment is taken,  until a quorum is present.  At any such  adjourned  meeting at which a quorum shall be present,  any business may be transacted which might have been transacted at the meeting originally called.

          Section 2.7. Voting.  At each meeting of the  stockholders,  except as otherwise  provided by statute or the Certificate of  Incorporation,  every holder of record of stock of the class or classes  entitled to vote at such meeting  shall be  entitled to vote in person or by proxy  appointed  by an instrument in writing  subscribed by such  stockholder  and bearing a date, not later than such time as  expressly  provided by statute,  prior to said meeting  unless some other  definite  period of validity shall be expressly provided therein.

               Each stockholder  shall have one (1) vote for each share of stock having voting power, registered in his or her name on the books of the
          Corporation,  at the date fixed for  determination of persons entitled to  vote at the  meeting  or,  if no  date  has  been  fixed,  then as expressly provided by statute.  (e.g., either the date of the meeting, the date next  proceeding the day of the meeting,  or any such similar governing  time frame).  Cumulative  voting shall be permitted only as expressly provided by statute.

               At any meeting of stockholders,  a list of stockholders  entitled to vote,  alphabetically  arranged,  showing the number and classes of shares held by each on the date fixed for  closing  the books  against transfers or the record date fixed as hereinbefore  provided (or if no such date has been fixed,  then as  hereinbefore  stated as  expressly provided  by  statute)  shall  be  produced  on  the  request  of  any stockholder,  and  such  list  shall be prima  facie  evidence  of the ownership  of shares and of the right of  stockholders  to vote,  when certified by the Secretary or by the agent of the  Corporation  having charge of the transfer of shares.

          Section 2.8.  Written Consent of Stockholders in Lieu of Meeting.  Any
     action required or permitted by statute,  the Certificate of Incorporation, or these  Regulations,  to be taken at any  annual or  special  meeting  of stockholders of the  Corporation,  may be taken without a meeting,  without prior notice and without a vote, if a written consent in lieu of a meeting, setting forth the action so taken,  shall be signed by all the stockholders entitled to vote thereon.  Any such written  consent may be given by one or any number of substantially concurrent written instruments of substantially similar  tenor  signed by such  stockholders,  in person or by  attorney or proxy  duly  appointed  in  writing,  and  filed  with the  records  of the
     Corporation.  Any  such  written  consent  shall  be  effective  as of  the effective date thereof as specified therein.

                                   ARTICLE III

                                    Directors

          Section  3.1.  Duties and  Powers.  The  business  and  affairs of the
     Corporation  shall be  managed  by or under the  direction  of the Board of
     Directors  which may exercise all such powers of the Corporation and do all such  lawful acts and things as are not, by  statute,  the  Certificate  of
     Incorporation,  or these Regulations,  directed or required to be exercised or done by the stockholders.

          Section 3.2. Number and Election of Directors.  The Board of Directors
     shall  consist of not less than three nor more than  fifteen  members,  the exact number of which shall be fixed by the Board of  Directors.  Directors shall be elected  annually by stockholders  at their annual  meeting,  in a manner  consistent  with statute and as provided in Article II, Section 2.8 of these Regulations,  and each director so elected shall hold office until his/her  successor is duly elected and qualifies,  or until his/her earlier resignation or removal.  Any director may resign at any time upon notice to the  Corporation.  Directors need not be stockholders and shall fulfill the residency  requirements as and if provided by statute.  Any director may be removed  at any  time  with or  without  cause  by a  majority  vote of the stockholders, unless otherwise provided by statute.

          Section 3.3.  Vacancies.  Vacancies and newly  created  directorships, resulting from any increase in the authorized  number of directors,  may be filled by a majority of the directors then in office,  and the directors so chosen shall hold office for the unexpired term of the  predecessor  and/or until the next annual meeting of  stockholders,  and until their successors are duly  elected  and  qualify,  or until  their  earlier  resignation  or removal.

          Section 3.4. Meetings.  Regular meetings of the Board of Directors may be held at such time, place, and upon such notice as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board,  the Chief  Executive  Officer,
     the  President,  or by members of the board (the express  percentage of the latter as minimally  provided for by statute).  Notice thereof  stating the place,  date and hour of the meeting shall be given to each director either by mail  (not less  than  forty-eight  (48)  hours  before  the date of the meeting),  by telephone or telegram (on twenty-four  (24) hours' notice) or on such  shorter  notice as the person or persons  calling such meeting may deem necessary or appropriate in the circumstances.

          Section 3.5. Quorum. Except as may be otherwise  specifically provided for by statute,  the Certificate of Incorporation or these Regulations,  at all meetings of the Board of  Directors,  a majority of the entire Board of
     Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors,  the directors present thereat may adjourn the meeting  from time to time,  without  notice  other than announcement at the meeting, until a quorum shall be present.

          Section  3.6.  Actions  of Board.  Unless  otherwise  provided  by the
     Certificate of Incorporation of the Corporation or these  Regulations,  any action  required  or  permitted  to be taken at any meeting of the Board of
     Directors,  or of any committee(s) thereof, may be taken without a meeting, if all the members of the Board of Directors,  or of such committee(s),  as the case may be,  consent  thereto in writing,  and the writing(s) is filed with the  minutes  of  proceedings  of the Board of  Directors,  or of such committee(s), of the Corporation. Any such written consent to action of the
     Board of Directors,  or of such  committee(s),  shall be effectuated by the signature of the member lastly  consenting  thereto in writing,  unless the consent otherwise specified a prior or subsequent effective date.

          Section  3.7.  Meetings  by  Means  of  Conference  Telephone.  Unless
     otherwise  provided by the Certificate of  Incorporation of the Corporation
     or  these  Regulations,   members  of  the  Board  of  Directors,   or  any
     committee(s)  thereof,  may  participate  in a  meeting  of  the  Board  of
     Directors,  or of such  committee(s),  as the  case  may be,  by means of a conference telephone or similar communications  equipment by means of which all  persons  participating  in  the  meeting  can  hear  each  other,  and participation  in a meeting  pursuant to this Section 3.7 shall  constitute presence in person at such meeting.

          Section 3.8.  Committees.  The Board of Directors  may, by  resolution passed by a majority of the entire Board of Directors, designate, from time to time as they may see fit, one or more committees, each such committee to consist of three or more of the directors of the Corporation.  The Board of
     Directors may designate one or more  directors as alternate  members of any such  committee  who may replace any absent or  disqualified  member at any meeting of any such  committee.  In the  absence or  disqualification  of a member of a committee,  and in the absence of a designation by the Board of
     Directors  of an  alternate  member to replace  the absent or  disqualified member,  the  member or members  thereof  present  at any  meeting  and not disqualified  from  voting,  whether  or not  he/she or they  constitute  a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified  member.  Any committee,  to the extent allowed by statute and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the  management  of the business and affairs of the  Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

          Section 3.9.  Compensation.  Each director of the  Corporation  (other than directors who are salaried  officers of the  Corporation or any of its affiliates)  shall be entitled to receive as compensation for services such reasonable  compensation,  which may include pension,  disability and death benefits, as may be determined from time to time by the Board of Directors.
     Reasonable  compensation  may  also  be  paid to any  person  other  than a director officially called to attend any such meeting.

          Section  3.10.  Contracts and  Transactions  Involving  Directors.  No
     contract  or  transaction  between the  Corporation  and one or more of its
     directors  or  officers,   or  between  the   Corporation   and  any  other
     corporation,  partnership,  association, or other organization in which one or more of its directors or officers are  directors or officers,  or have a financial  interest,  shall be void or voidable solely for this reason,  or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract  or  transaction,  or solely  because  his/her or their  votes are counted for such purpose if: (i) the material  facts as to his/her or their relationship  or  interest  and  as to  the  contract  or  transaction  are disclosed or are known to the Board of Directors or the committee,  and the
     Board of Directors or  committee in good faith  authorizes  the contract or transaction  by the  affirmative  votes of a majority of the  disinterested directors,  even though the disinterested  directors be less than a quorum;
     or (ii) the material facts as to his/her or their  relationship or interest and as to the  contract or  transaction  are  disclosed or are known to the stockholders  entitled to vote thereon,  and the contract or transaction is specifically  approved in good faith by vote of the stockholders;  or (iii)
     the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in  determining  the  presence  of a quorum  at a  meeting  of the Board of
     Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    Officers

          Section 4.1.  Officers.  The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, and may consist of a Chairman of the Board, a Chief Executive  Officer,  a Comptroller,  one or more Vice
     Presidents,  one or more Assistant Secretaries,  and such other officers as the board shall from time to time deem necessary. Any number of offices may be held by the same person,  unless  otherwise  prohibited by statute,  the
     Certificate of Incorporation, or these Regulations.

          Section  4.2.  Appointment,   Terms,  and  Vacancies.   The  Board  of
     Directors,  at  its  first  meeting  held  after  each  annual  meeting  of stockholders of the Corporation (i.e., the annual  organization  meeting of the Board of Directors),  shall appoint the officers of the Corporation who shall hold their offices for such terms and shall  exercise such powers and perform such duties as shall be determined  from time to time by the board, and such officers  shall hold office until their  successors are chosen and shall qualify,  or until their earlier  resignation or removal from office.
     Any officer  appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the board.  Any vacancy  occurring in any office of the Corporation shall be filled by the Board of Directors.

          Section  4.3.  Chairman of the Board.  The  Chairman of the Board,  if
     there be one,  shall be a director and shall preside at all meetings of the
     Board of Directors and, in the absence or incapacity of the Chief Executive
     Officer and the President, meetings of the stockholders, and shall, subject to the board's  direction and control,  be the board's  representative  and medium of  communication,  and shall have the general  powers and duties as are incident to the office of Chairman of the Board of a corporation.

          Section 4.4. Chief Executive Officer.  The Chief Executive Officer, if
     there be one, shall preside at all meetings of the stockholders and, in the absence or incapacity  of the Chairman of the Board,  meetings of the Board of Directors. The Chief Executive Officer shall from time to time report to the Board of Directors all matters  within his or her  knowledge  which the interests of the Corporation may require be brought to their notice.  Where the offices of Chief Executive  Officer and President are held by different individuals,  the  President  will report  directly to the Chief  Executive
     Officer.

          Section 4.5.  President.  The President  shall be the chief  operating officer of the  Corporation,  and shall have general and active  management and direction of the affairs of the Corporation,  shall have supervision of all departments and of all officers of the Corporation,  shall see that the orders and  resolutions of the Board of Directors,  or of any  committee(s)
     thereof,  are carried fully into effect,  and shall have the general powers and duties of  supervision  and management as are incident to the office of
     President  of a  corporation.  In the  absence or  incapacity  of the Chief
     Executive Officer,  the President also shall be the chief executive officer of the Corporation.

          Section 4.6. Vice  Presidents.  The Vice Presidents shall perform such duties as the Board of Directors  shall from time to time  require.  In the absence or incapacity of the President,  the Vice  President  designated by the Board of Directors  (including by the Chairman of the Board), the Chief
     Executive Officer, or the President shall exercise the powers and duties of the President.

          Section 4.7(a).  Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders of the Corporation,  and act as clerk thereof,  and record all votes and the minutes of all  proceedings in a book to be kept for that  purpose,  shall record all written  business transactions,  shall perform like duties for the standing  committees  when required,  and shall have the general  powers and duties as are incident to the office of Secretary of a  corporation.  The  Secretary  shall give,  or cause to be given, proper notice of all meetings of the stockholders and of the Board of  Directors,  and shall  perform  such  other  duties as may be prescribed  by the Board of  Directors  (including  by the  Chairman of the
     Board), the Chief Executive Officer, or the President.  The Secretary shall have  custody  of the seal,  if there be one,  of the  Corporation  and the
     Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any  instrument  requiring it and when so affixed,  it may be attested by the  signature of the  Secretary or by the  signature of any such  Assistant  Secretary.  (The Board of  Directors  may give general authority to any other officer to affix the seal of the  Corporation and to attest the affixing by his/her signature). The Secretary shall see that all books,  reports,  statements,  certificates and other documents and records required by statute to be kept or filed are properly kept or filed,  as the case may be.

          Section  4.7(b).   Assistant  Secretaries.   At  the  request  of  the
     Secretary,  or in his or her absence or  incapacity  to act, the  Assistant
     Secretary or, if there be more than one, the Assistant Secretary designated by the  Secretary,  shall  perform the duties of the  Secretary and when so acting shall have all the powers of and be subject to all the  restrictions of the Secretary. The Assistant Secretaries shall perform such other duties as may from  time to time be  assigned  to them by the  Board of  Directors
     (including by the Chairman of the Board), the Chief Executive Officer,  the
     President, or the Secretary.

          Section 4.8.  Treasurer.  The Treasurer shall be the financial officer
     of  the  Corporation,   shall  keep  full  and  accurate  accounts  of  all
     collections,   receipts  and   disbursements  in  books  belonging  to  the
     Corporation,  shall  deposit all moneys and other  valuable  effects in the name and to the credit of the Corporation,  in such  depositories as may be designated  by the  Board of  Directors,  shall  disburse  the funds of the
     Corporation  as may be ordered by the Board of Directors  (including by the
     Chairman of the Board),  the Chief  Executive  Officer,  or the  President,
     taking proper  vouchers  therefor,  and shall render to the President,  the
     Chief Executive Officer, the Chairman of the Board, and/or directors at any meeting of the board,  or  whenever  they may require it, and to the annual meeting of the  stockholders,  an account of all his or her transactions as
     Treasurer and of the financial condition of the Corporation, and shall have the general powers and duties as are incident to the office of Treasurer of a corporation.  If required by the Board of Directors,  the Treasurer shall give the  Corporation a bond in a form and in such sum with surety as shall be satisfactory  to the Board of Directors for the faithful  performance of his or her duties as Treasurer and for the restoration to the  Corporation, in the case of his or her death,  resignation,  retirement  or removal from office,  of all  books,  papers,  vouchers,  money  and other  property  of whatever kind in his or her  possession,  or under his or her control,  and belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed  by the Board of Directors  (including by the Chairman of the Board), the Chief Executive Officer, or the President.

          Section 4.9. Comptroller.  The Comptroller shall have control over all accounts and records of the Corporation  pertaining to moneys,  properties, materials  and  supplies,  and  shall  have  executive  direction  over the bookkeeping and accounting  functions and shall have the general powers and duties as are incident to the office of comptroller  of a corporation.  The
     Comptroller  shall  perform such other duties as may be  prescribed  by the
     Board of  Directors  (including  by the  Chairman of the Board),  the Chief
     Executive Officer, the President, or a Vice President.

          Section 4.10.  Other Officers.  Such other officers of the Corporation as the Board of Directors  may appoint  shall  perform such duties and have such powers as from time to time may be assigned to them by the board.  The
     Board of Directors may delegate to any other officer of the Corporation the power to appoint  such other  officers and to  prescribe  their  respective duties and powers.

                                    ARTICLE V

                                  Capital Stock

          Section 5.1. Form and Execution of Certificates.  The certificates for shares of the capital  stock of the  Corporation  shall be of such form and
     content,   not   inconsistent   with   statute  and  the   Certificate   of
     Incorporation, as shall be approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the  Corporation,  by (i) either the  Chairman of the Board, the Chief Executive Officer,  the President or a Vice President and (ii) by
     any one of the following officers:  the Secretary or an Assistant Secretary or the  Treasurer  or an Assistant  Treasurer.  All  certificates  shall be consecutively numbered in each class of shares. The name and address of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Corporation's books.

          Section 5.2. Signatures. Any or all of the signatures on a certificate may be a  facsimile  thereof.  In  case  any  officer,  transfer  agent  or registrar who has signed or whose facsimile  signature has been placed upon a  certificate  shall have  ceased to be such  officer,  transfer  agent or registrar  before  such  certificate  is  issued,  it may be  issued by the
     Corporation  with the same effect as if he/she were such officer,  transfer agent or registrar at the date of issue.

          Section 5.3.  Lost  Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person  claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new  certificate,  the Board of Directors  may, in its  discretion and as a condition  precedent  to the  issuance  thereof,  require the owner of such lost, stolen or destroyed certificate, or his/her legal representative,  to advertise  the same in such manner as the Board of Directors  shall require and/or  to give  the  Corporation  a bond in such sum as it may  direct  as indemnity  against any claim that may be made against the Corporation  with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5.4. Transfers.  The capital stock of the Corporation shall be transferable  in the manner  provided by statute and in these  Regulations.
     Transfers of shares shall be made on the books of the  Corporation  only by the  person  named  in the  certificate  or by  his/her  attorney  lawfully constituted in writing and upon the surrender of the certificate  therefor, which shall be canceled before a new certificate shall be issued.

          Section 5.5.  Record Date. In order that the Corporation may determine the  stockholders  entitled  to  notice  of or to  vote at any  meeting  of stockholders or any adjournment  thereof, or entitled to express consent to corporate  action in writing  without a  meeting,  or  entitled  to receive payment of any dividend or other  distribution  or allotment of any rights, or entitled to exercise any rights in respect of any change,  conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors  may fix, in advance,  a record date,  which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more  than  sixty  days  prior to any  other  action.  A  determination  of stockholders  of record  entitled  to notice of or to vote at a meeting  of stockholders  shall  apply to any  adjournment  of the  meeting;  provided, however,  that the Board of  Directors  may fix a new  record  date for the adjourned meeting.

          Section 5.6.  Beneficial  Ownership  Rights.  The Corporation shall be entitled to recognize  the  exclusive  right of a person  registered on its books as the  owner of  shares to  receive  dividends,  and to vote as such owner, and to hold liable for calls and assessments a person  registered on its books as the owner of shares,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other  person,  whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

                                   ARTICLE VI

                                     Notices

          Section 6.1. Notices.  Whenever written notice is required by statute, the Certificate of  Incorporation,  or these Regulations to be given to any director,  member of a committee, or stockholder,  such notice may be given by mail, addressed to each such person, at his/her address as it appears on the records of the  Corporation,  with postage  thereon  prepaid,  and such notice  shall be  deemed  to be given  at the time  when the same  shall be deposited in the United States mail,  or as otherwise  provided by statute.
     Written notice may also be given personally or by telegram, telex or cable.

          Section  6.2.  Waivers of Notice.  Whenever  any notice is required by statute, the Certificate of Incorporation, or these Regulations to be given to any director, member of a committee, or stockholder, a waiver thereof in writing,  signed by the person or persons entitled to said notice,  whether before  or after  the time  stated  therein,  shall  be  deemed  equivalent thereto.

                                   ARTICLE VII

                               General Provisions

          Section  7.1.  Dividends.  Dividends  upon  the  capital  stock of the
     Corporation,  subject  to  any  provision  imposed  by the  Certificate  of
     Incorporation,  may be declared by the Board of Directors at any regular or special  meeting,  or by written consent to the action of the board without such meeting(s),  and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend,  there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet  contingencies,  or for  equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 7.2. Disbursements.  All checks or demands for money and notes of the  Corporation  shall be signed by such  officer or  officers  or such other  person or  persons as the Board of  Directors  may from time to time designate.

          Section 7.3. Voting  Securities  Owned by the  Corporation.  Powers of
     attorney,  proxies,  waivers  of  notice  of  meeting,  consents  and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf  of the  Corporation  by the  Chief  Executive
     Officer, the President, any Vice President, the Secretary, or any Assistant
     Secretary,  and any such  officer  may, in the name of and on behalf of the
     Corporation, take all such action as any such officer may deem advisable to vote in  person  or by proxy at any  meeting  of  security  holders  of any corporation  in which the  Corporation  may own  securities and at any such meeting  shall  possess  and may  exercise  any and all  rights  and  power incident  to the  ownership  of such  securities  and  which,  as the owner thereof, the Corporation might have exercised and possessed if present. The
     Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 7.4.  Fiscal Year.  The fiscal year of the  Corporation  shall begin  on the  first  day of  January  and end on the  thirty-first  day of
     December each year.

          Section 7.5.  Corporate Seal. The seal of the Corporation (if there be one) shall have inscribed thereon the name of the Corporation,  the year of its incorporation,  the words "Corporate Seal" and "Delaware", and any such other emblem or device as approved by the Board of Directors.  The seal may be used by causing it or a facsimile  thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                 Indemnification

          Section 8.1. Power to Indemnify in Actions, Suits or Proceedings Other
     than Those By or in the Right of the Corporation. Subject to Section 8.3 of
     this Article VIII, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any  threatened,  pending
     or  completed  action,  suit  or  proceeding,   whether  civil,   criminal,
     administrative or investigative (other than an action by or in the right of the  Corporation) by reason of the fact that he/she is or was a director or officer  of the  Corporation,  or is or was a  director  or  officer of the
     Corporation  serving at the  request of the  Corporation  as a director  or officer,  employee  or agent of  another  corporation,  partnership,  joint venture, trust, employee benefit plan or other enterprise, against expenses
     (including  attorneys'  fees),   judgments,   fines  and  amounts  paid  in
     settlement  actually and reasonably  incurred by him/her in connection with such  action,  suit or  proceeding,  if he/she acted in good faith and in a manner  he/she  reasonably  believed  to be in or not  opposed  to the best interests of the  Corporation,  and, with respect to any criminal action or proceeding,  had  no  reasonable  cause  to  believe  his/her  conduct  was unlawful.  The  termination of any action,  suit or proceeding by judgment, order,  settlement,  conviction,  or upon a plea of nolo  contendere or its equivalent  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which he/she  reasonably  believed to be in or not opposed to the best  interests of the  Corporation  and,  with respect to any  criminal  action or  proceeding,  had  reasonable  cause to believe that his/her conduct was unlawful.

          Section 8.2. Power to Indemnify in Actions, Suits or Proceedings By or
     in the Right of the  Corporation.  Subject to Section  8.3 of this  Article
     VIII, the  Corporation  shall indemnify any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed action or suit by or in the right of the  Corporation to procure a judgment in its  favor by reason of the fact  that  he/she is or was a  director  or officer  of the  Corporation,  or is or was a  director  or  officer of the
     Corporation  serving  at the  request  of the  Corporation  as a  director, officer,  employee  or agent of  another  corporation,  partnership,  joint venture,  trust, employee benefit plan or other enterprise against expenses
     (including  attorneys' fees) actually and reasonably incurred by him/her in connection  with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably  believed to be in or not  opposed  to the best  interests  of the  Corporation;  except  that no indemnification  shall be made in respect of any claim,  issue or matter as to which such person shall have been  adjudged to be liable for  negligence or misconduct in the performance of his/her duty to the Corporation, unless and only to the  extent  that the  court in which  such  action or suit was brought shall determine upon application that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and  reasonably  entitled to indemnity for such  expenses  which the court shall deem proper.

          Section 8.3.  Authorization of  Indemnification.  Any  indemnification under this Article  VIII  (unless  ordered by a court) shall be made by the
     Corporation  only as authorized  in the specific case upon a  determination
     that   indemnification  of  the  director  or  officer  is  proper  in  the circumstances because he/she has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of this Article  VIII,  as the case may
     be. Such  determination  shall be made (i) by the Board of  Directors  by a majority  vote of a quorum  consisting of directors who were not parties to such  action,  suit  or  proceeding,  or  (ii)  if  such  a  quorum  is not obtainable,  or, even if obtainable a quorum of disinterested  directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the  extent,  however,  that a director or officer of the
     Corporation  has been  successful  on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter  therein,  he/she  shall be  indemnified  against  expenses
     (including  attorneys' fees) actually and reasonably incurred by him/her in connection  therewith,  without  the  necessity  of  authorization  in  the specific case.

               Any  determination  made  by the  disinterested  directors  or by independent  legal  counsel  under  this  section  shall  be  promptly communicated  to the person who  threatened  or brought  the action or suit by or in the right of the  Corporation  under Section 8.1 and 8.2 of this  Article  VIII,  and,  within ten days  after  receipt of such notification,  such persons shall have the right to petition the court
          (at  courts'  discretion)  in which such action or suit was brought to review the reasonableness of such determination.

          Section 8.4.  Good Faith  Defined.  For purposes of any  determination under  Section 8.3 of this  Article  VIII, a person shall be deemed to have acted in good faith and in a manner he/she reasonably  believed to be in or not opposed to the best interests of the  Corporation,  or, with respect to any  criminal  action or  proceeding,  to have had no  reasonable  cause to believe  his/her  conduct was unlawful,  if his/her  action is based on the records or books of account of the Corporation or another enterprise, or on information  supplied  to him/her by the  officers  of the  Corporation  or another enterprise in the course of their duties, or on the advice of legal counsel for the  Corporation  or another  enterprise or on  information  or records given or reports made to the  Corporation or another  enterprise by an independent  certified  public  accountant,  or by an appraiser or other expert  selected  with  reasonable  care  by  the  Corporation  or  another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any  other  corporation  or any  partnership,  joint  venture,  trust, employee  benefit plan or other  enterprise  of which such person is or was serving at the request of the Corporation as a director,  officer, employee or agent.  The  provisions  of this  Section  8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections
     8.1 or 8.2 of this Article VIII, as the case may be.

          Section 8.5. Indemnification by a Court.  Notwithstanding any contrary determination  in the specific case under Section 8.3 of this Article VIII, and  notwithstanding  the  absence  of any  determination  thereunder,  any director or officer may apply to any court of competent jurisdiction in the
     State of Delaware for  indemnification to the extent otherwise  permissible under  Sections  8.1  and 8.2 of  this  Article  VIII.  The  basis  of such indemnification  by a court  shall be a  determination  by such  court that indemnification  of the director or officer is proper in the  circumstances because  he/she has met the  applicable  standards  of conduct set forth in
     Sections 8.1 or 8.2 of this  Article  VIII,  as the case may be.  Neither a contrary  determination  in the  specific  case under  Section  8.3 of this
     Article  VIII nor the absence of any  determination  thereunder  shall be a defense to such  application  or create a presumption  that the director or officer  seeking  indemnification  has not met any  applicable  standard of conduct.  Notice of any  application for  indemnification  pursuant to this
     Section 8.5 shall be given to the  Corporation  promptly upon the filing of such  application.  If  successful,  in whole or in part,  the  director or officer  seeking  indemnification  shall  also be  entitled  to be paid the expense of prosecuting such application.

          Section  8.6.  Expenses  Payable in  Advance.  Expenses  incurred by a director or officer in defending or  investigating  a threatened or pending action,  suit or proceeding  shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking  by or on behalf of such  director  or  officer  to repay  such amount if it shall  ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 8.7.  Nonexclusivity  of  Indemnification  and  Advancement of
     Expenses.  The  indemnification  and advancement of expenses provided by or granted  pursuant to this Article VIII shall not be deemed exclusive of any other  rights to which those  seeking  indemnification  or  advancement  of expenses may be entitled under any other provision of these Regulations, or similarly entitled under any agreement,  contract,  vote of stockholders or disinterested  directors, or pursuant to the direction (howsoever embodied)
     of any court of competent  jurisdiction or otherwise,  both as to action in his/her  official  capacity  and as to action  in  another  capacity  while
     holding  such  office,   it  being  the  policy  of  the  Corporation  that
     indemnification  of the persons  specified  in Sections 8.1 and 8.2 of this
     Article VIII shall be made to the fullest extent permitted by statute.  The provisions  of this  Article  VIII  shall  not be deemed  to  preclude  the indemnification  of any person who is not  specified in Sections 8.1 or 8.2 of this Article VIII, but whom the  Corporation has the power or obligation to indemnify  under the provisions of statute of the State of Delaware,  or otherwise.

          Section  8.8.  Insurance.  The  Corporation  may purchase and maintain insurance  on behalf of any person  who is or was a director  or officer of the  Corporation,  or is or was a director  or  officer of the  Corporation serving at the request of the Corporation as a director,  officer, employee or  agent  of  another  corporation,  partnership,  joint  venture,  trust, employee  benefit plan or other enterprise  against any liability  asserted against  him/her and incurred by him/her in any such  capacity,  or arising out of his/her status as such,  whether or not the  Corporation  would have the power or the  obligation to indemnify  him/her  against such  liability under the provisions of this Article VIII.

          Section 8.9. Certain  Definitions.  For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation,  any constituent  corporation  (including any constituent of a constituent)  absorbed in a consolidation  or merger which, if its separate existence  had  continued,  would have had power and authority to indemnify its  directors or officers,  so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent  corporation serving at the request of such constituent
     corporation  as  a  director,   officer,   employee  or  agent  of  another
     corporation,  partnership,  joint venture,  trust, employee benefit plan or other enterprise,  shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he/she  would have with  respect  to such  constituent  corporation  if its separate  existence  had  continued.  For  purposes of this  Article  VIII, references to "fines"  shall include any excise taxes  assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the  Corporation"  shall  include  any  service  as a  director, officer,  employee or agent of the Corporation  which imposes duties on, or involves  services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries;  and a person who acted in good faith and in a manner  he/she  reasonably  believed  to be in the best interests of the participants and beneficiaries of an employee benefit plan shall  be  deemed  to have  acted  in a  manner  "not  opposed  to the best interests of the Corporation", as referred to in this Article VIII.

          Section 8.10. Survival of Indemnification and Advancement of Expenses.
     The  indemnification  and  advancement of expenses  provided by, or granted pursuant  to, this  Article  VIII shall,  unless  otherwise  provided  when authorized  or  ratified,  continue  as to a person  who has ceased to be a director or officer and shall inure to the benefit of the heirs,  executors and administrators of such a person.

          Section 8.11. Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary,  except for  proceedings to enforce rights to  indemnification  (which shall be governed by Section 8.5 hereof),  the Corporation  shall not be obligated to indemnify any director or officer in connection  with a proceeding (or part thereof)  initiated by such person  unless such  proceeding  (or part  thereof) was  authorized or consented to by the Board of Directors of the Corporation.

               The  Corporation  shall  indemnify  a  director  who  was  wholly successful,  on merits or otherwise, in the defense of any proceedings to which  he/she was a party  because  he/she  was a  director  of the
          Corporation   against  reasonable  expenses  incurred  by  him/her  in
          connection with the proceeding.

          Section 8.12. Indemnification of Employees and Agents. The Corporation
     may, to the extent  authorized from time to time by the Board of Directors, provide  rights to  indemnification  and to the  advancement of expenses to employees and agents of the Corporation, similar to those conferred in this
     Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   Amendments

          Section 9.1. Amendments.  These Regulations may be altered, amended or repealed,  in whole or in part, or new Regulations  may be adopted:  (i) by the  affirmative  vote  of a  majority  of the  holders  of  record  of the outstanding  shares entitled to vote thereon,  or by the written consent of the holders of record of a two-thirds  majority of the  outstanding  shares entitled to vote thereon, except as such alteration, amendment or repeal by any vote or written  consent of the  stockholders  is  otherwise  expressly prohibited  by  statute;  or  (ii)  by a  majority  vote  of the  Board  of
     Directors,  or by unanimous  written  consent of the board,  except as such alteration,  amendment  or  repeal  by any vote or  action  of the board is otherwise expressly prohibited by statute.

                                    ARTICLE X

                                Emergency By-Laws

          Section  10.1.  Emergency  By-Laws.  The  Emergency  By-Laws  shall be operative  during  any  emergency  in the  conduct of the  business  of the
     Corporation  resulting from an attack on the United States or on a locality in which  the  Corporation  conducts  its  business  or  customarily  holds meetings  of its Board of  Directors  or its  stockholders,  or during  any nuclear or atomic disaster, or during the existence of any catastrophe,  or similar emergency condition,  as a result of which a quorum of the Board of
     Directors or a standing  committee  thereof  cannot readily be convened for action,  notwithstanding  any  provision to the  contrary in the  preceding
     Regulations, in the Certificate of Incorporation, or in the statute. To the extent not  inconsistent  with the  provisions  of this Section  10.1,  the
     Regulations of the Corporation shall remain in effect during any emergency, and  upon  its  termination,  the  Emergency  By-Laws  shall  cease  to  be operative.  Any amendments to these Emergency  By-Laws may make any further or  different  provision  that  may be  practical  and  necessary  for  the circumstance of the emergency.

               During  any  such  emergency:  (A) a  meeting  of  the  Board  of
          Directors  or a  committee  thereof  may be called by any  officer  or director  of the  Corporation.  Notice  of the time  and  place of the meeting or  conference  call shall be given by the person  calling the meeting to such of the directors as it may be feasible to reach by any means of  communication.  Such  notice  shall be given at such time in advance of the meeting as circumstances  permit in the judgment of the
          person  calling  the  meeting;   (B)  the  director  or  directors  in
          attendance at the meeting shall constitute a quorum;  (C) the officers or  other  persons  designated  on a list  approved  by the  Board  of
          Directors  before the  emergency,  all in such order of  priority  and subject to such  conditions  and for such  period of time (not  longer than  reasonably  necessary after the termination of the emergency) as may be provided in the resolution  approving the list,  shall,  to the extent  required  to  provide a quorum at any  meeting of the Board of
          Directors,  be deemed the directors for such meeting; (D) the Board of
          Directors,  either before or during any such  emergency,  may provide, and from time to time modify,  lines of  succession  in the event that during such emergency any or all officers or agents of the Corporation shall for any  reason  be  rendered  incapable  of  discharging  their duties;  (E) the Board of Directors,  either before or during any such emergency, may, effective in the emergency,  change the head office or designate  several  alternative head offices or regional  offices,  or authorize  the  officers  so to do; and (F) to the extent  required to constitute  a quorum at any meeting of the Board of  Directors  during such an  emergency,  the officers of the  Corporation  who are present shall be deemed, in order of rank and within the same rank in order of seniority, the directors for such meeting.

               No officer,  director or employee  acting in accordance  with any provision  of these  Emergency  By-Laws  shall be  liable  except  for willful misconduct.

               These Emergency By-Laws shall be subject to alteration, amendment or  repeal  by the  further  actions  of the  Board  of  Directors  or stockholders of the Corporation.